Exhibit 99.1

KULR SETS OCTOBER 2022 CONFERENCE SCHEDULE

SAN DIEGO / GLOBENEWSWIRE / September 30, 2022 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading developer of next-generation lithium-ion (“Li-ion”) battery safety and thermal management technologies, is scheduled to participate at the following conferences in October 2022:

UBS Future of Electric Mobility Virtual Conference
Date: Monday, October 3, 2022
Location: Virtual
KULR Representative: Michael Mo, CEO and Co-Founder
Event Detail: The company will hold one-on-one investor meetings during the day. Please contact your UBS salesperson to schedule a meeting.

Ebike Future Conference & Expo
Date: Tuesday, October 11, 2022 - Thursday, October 13, 2022
Location: Virtual
KULR Representative: Nathan Solomon, Engineer
Event Detail: The Ebike Future Conference & Expo brings together the top players in the ebike business to discuss industry trends, innovations, mobility and sustainability, design and more. KULR will present how its space-proven battery testing and protection technologies provide a critical battery safety solution for mass-market applications such as electric bikes.

Gamma Technologies Technical Conference - GTTC 2022
Date: Tuesday, October 11, 2022, at 9:40 a.m. EDT

Location: The Inn at St. John's, 44045 Five Mile Road Plymouth, Mich.
KULR Representative: Dr. William Walker, PhD, Director of Engineering
Event Detail: The GTTC features presenters explaining how the GT-SUITE helps them achieve their work in the electrification thermal management and other similar industry spaces. On October 11, from 9:40-10:00 a.m. EDT, Dr. Walker will present his research titled, “Test and Analysis Driven Approach to Design of Safe and Reliable Battery Systems.”

Battery Safety Summit
Date: Wednesday, October 12, 2022, at 4:00 p.m. EDT
Location: Tysons Corner Marriott, 8028 Leesburg Pike, Tysons Corner, Va. Booth #8
KULR Representative: Dr. William Walker, PhD, Director of Engineering

Event Detail: The conference will feature presentations on research and development in the lithium-ion battery sector with a focus on maintaining safety while meeting high energy demands. On October 12, from 4:00-4:30 p.m. EDT, Dr. Walker will present his research titled, “Comparative Analysis of Thermal Runaway Heat Output Variability.”

FAA’s Tenth Triennial International Fire and Cabin Safety Research Conference
Date: Wednesday, October 19, 2022 at 11:00 a.m. EDT
Location: Resorts Hotel-Casino, 1133 Boardwalk Atlantic City, N.J.
KULR Representative: Dr. William Walker, PhD, Director of Engineering
Event Detail: The conference, themed “Going Green – The Effect on Aircraft Cabin and Fire Safety,” connects fire safety, lithium battery design, manufacturing, and packaging experts to discuss how their advancements can benefit the international aviation community. On October 19, from 11:00-11:30 a.m. EDT, Dr. Walker will present his research discussing KULR’s battery safety solutions and the necessity of a battery safety strategy with the increased interest in electric aviation.

Equip Expo 2022
Date: Wednesday, October 19, 2022 – Friday, October 21, 2022
Location: Kentucky Exposition Center, 937 Phillips Lane, Louisville, Ky., Booth 21098
Event Detail: KULR will host a booth at Equip Expo 2022, a tradeshow that brings together outdoor power equipment dealers, distributors, and manufacturers and more to explore innovation in their marketplace as it becomes increasingly electric. While at the expo, KULR will showcase its SafeCase product along with its full, holistic suite of battery safety technology.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company’s roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.KULRTechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:
Tom Colton or John Yi
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com

Media Relations:
Robert Collins / Zach Kadletz / Anna Rutter
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com